Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
As Reported	2016	2015	Change	Weather Adjusted Change	2016	2015	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	47,572	47,878	(0.6)%		93,048	94,123	(1.1)%

Total Retail Sales-	39,426	40,072	(1.6)%	(1.4)%	77,465	79,281	(2.3)%	(0.5)%
Residential	12,443	12,548	(0.8)%	(0.2)%	25,045	26,125	(4.1)%	0.6%
Commercial	13,381	13,654	(2.0)%	(1.9)%	25,704	26,069	(1.4)%	(0.6)%
Industrial	13,382	13,645	(1.9)%	(1.9)%	26,270	26,633	(1.4)%	(1.5)%
Other	220	225	(1.9)%	(1.9)%	446	454	(1.8)%	(1.7)%

Total Wholesale Sales	8,146	7,806	4.4%	N/A	15,583	14,842	5.0%	N/A

Note
*Also reflects adjustment of 2015 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.